UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2004

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On April 14, 2004, Action Products International, Inc. and Corpfin.com, Inc. entered into a Warrant Solicitation Agreement which provides that Corpfin.com will act on a nonexclusive basis as solicitation agent for Action Products in connection with the exercise of Action Products’ public warrants. Action Products will pay Corpfin.com a solicitation fee of 10% of the proceeds from the exercise of warrants properly solicited by Corpfin.com. The public warrants were distributed on June 30, 2003 by Action Products to its shareholders of record on June 12, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

Exhibit No.	Description
10.1	Warrant Solicitation Agreement by and between Action Products International, Inc. and Corpfin.com, Inc. dated April 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT L. BURROWS
Robert L. Burrows Chief Financial Officer

Date: May 5, 2004